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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------


Date of report (Date of earliest event reported) January 30, 2001


                                  ALTEON INC.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                       0-19529                   13-3304550
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
(State or Other Juris-               (Commission              (I.R.S. Employer
diction of Incorporation)            File Number)            Identification No.)


170 Williams Drive, Ramsey, New Jersey                              07446
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code (201) 934-5000



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         (Former Name or Former Address, If Changed Since Last Report)
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 Item 5. Other Events

         On January 30, 2001 Alteon Inc. issued the following press release:


  ALTEON'S ALT-711 DECREASES BLOOD VESSEL STIFFNESS IN OLDER NON-HUMAN PRIMATES

               --Study Conducted at National Institute on Aging--

Ramsey, New Jersey, January 30, 2001 - Alteon Inc. (AMEX: ALT) announced today that a pre-clinical study of ALT-711, Alteon's lead Advanced Glycosylation End-product ("A.G.E.") Crosslink Breaker, demonstrated the compound's ability to significantly decrease age-related blood vessel stiffness in older rhesus monkeys. The study, conducted at the National Institute on Aging, is published in the January 30, 2001 issue of Proceedings of the National Academy of Sciences (98:3, pp. 1171-1175, 2001).

ALT-711, which recently completed a Phase IIa human clinical trial, is the first in a new class of compounds that have been shown to chemically "break" A.G.E. crosslinking that results when glucose attaches to collagen. These pathological A.G.E. crosslinks, which are a natural consequence of aging and are accelerated in diabetes, toughen tissues and impair the flexibility and function of many body organs. A.G.E.s have been shown to be responsible for many age-related and diabetic disorders, such as elevated systolic blood pressure, hardened arteries, and impaired kidney function. Pre-clinical and recent clinical findings suggest that ALT-711 could be a new treatment for age-related cardiovascular disease and vascular complications of diabetes.

In the study, six rhesus monkeys received doses of ALT-711 every other day for three weeks. The treatment effect was persistent, with the maximum improvement in vessel wall flexibility occurring at the six-week evaluation after the end of treatment with ALT-711. Thereafter, the improvement in arterial and ventricular function gradually returned to baseline (at week 39). Blood flow through the heart also increased with a persistent improvement. No significant changes in body weight or routine chemical measurements were detected during the follow-up period.

"This study directly supports the results from previous animal studies of ALT-711 conducted at leading research institutions. More importantly, we recently announced positive findings from a Phase IIa human clinical trial of ALT-711, and are in preparation stages for a Phase IIb human trial," said Kenneth I. Moch, Alteon's President and Chief Executive Officer. "We believe that ALT-711's mechanism is new and novel, and is unrelated to that of any pharmaceutical agent either currently prescribed or in development."

About Alteon

Alteon is a leader in the discovery and development of novel pharmaceuticals for the treatment of pathologies of aging and diabetes, based on reversing or slowing a fundamental pathological process caused by protein-glucose complexes called Advanced Glycosylation End-products (A.G.E.s). The formation and crosslinking of A.G.E.s is an inevitable part of the aging process that leads to a loss of flexibility and function in body tissues, organs and vessels. The company is initially developing therapies for cardiovascular disease.

Alteon has created a library of novel classes of compounds targeting the A.G.E. pathway. These include A.G.E. Crosslink Breakers, A.G.E. Formation Inhibitors and Glucose Lowering Agents. The company's lead A.G.E. Crosslink Breaker, ALT-711, is being developed for the treatment of cardiovascular disorders including isolated systolic hypertension. The compound has successfully completed a Phase IIa clinical trial and is expected to undergo further Phase II evaluation in 2001. Pimagedine, Alteon's lead A.G.E. Formation Inhibitor, is under evaluation for further clinical development. For more information on Alteon, visit the company's web site at www.alteonpharma.com.

                                      # # #

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development (including the possibility that early clinical trial results may not be predictive of results that will be obtained in large-scale testing or the possibility that any clinical trials may not demonstrate sufficient safety and efficacy to obtain requisite approvals or result in marketable products), regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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                                     *******

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Alteon Inc.


                                     By:  /s/ Kenneth I. Moch
                                        -----------------------
                                          Kenneth I. Moch
                                          President and Chief Executive Officer


Dated:  January 30, 2001